EXHIBIT 99.1

Location Based Technologies Implements u-blox' GPS
Software and Service Solution for Low-Power Personal
Locators Based on GSM Platform

u-blox’ Ground-Breaking Real-Time Software Assisted-GPS Solution Powers the
PocketFinder® Running on a Standard Mobile Phone Processor

(Business Wire) - On Tuesday, July 21, 2009, in Anaheim, CA and Reston, VA and Thalwil, Switzerland, u-blox, a leading fabless provider of embedded positioning and wireless communications solutions, has successfully deployed its assisted GPS software solution together with its online Assistance (satellite locator) Service to power Location Based Technologies’ PocketFinder® and PetFinder® family of real-time personal GPS locators.

This year PocketFinder was selected as one of PC World magazine’s coveted “Gear of the Year Award” recipients. Ideal for children, hikers, skiers, or for those taking care of persons with special needs, the PocketFinder® enhances the safety and security of any person, or pet, it is attached to.

“We are extremely pleased that the software GPS technology that we gained through our recent acquisition of Geotate has resulted in a pioneering GPS solution that leverages our AssistNow online Assistance Service to enable a small, real-time handheld locator with long battery life. The solution is particularly suited for applications utilizing mobile phone platforms, as this project has clearly demonstrated,” said Daniel Ammann, Executive Vice President R&D Software and co-founder of u-blox AG.

“With the help of u-blox’ leading technology for low-power A-GPS solutions, we were able to develop a very compact personal locator product that delivers the longest battery life on the market. Consumers are not interested in a product that they have to charge every day,” said Dave Morse, CEO of Location Based Technologies.

Based on a standard mobile phone platform with 130MHz ARM-9 processor, the PocketFinder® is a 48 gram, portable GPS locator with mobile connectivity. It is the first personal locator on the market that executes all Assisted-GPS processing entirely in software running on the standard mobile phone processor. Wireless access to u-blox’ AssistNow online Assistance Service provides the PocketFinder® with the satellite information it needs to calculate a position fix. The only additional hardware required is a simple GPS radio receiver frontend and an antenna. In addition to the minimal GPS hardware requirements, u-blox’ A-GPS software-and-service solution allows the PocketFinder to operate for up to 7 days on a single battery charge.

Location Based Technologies provides an online service that supports the PocketFinder® with an intuitive, graphics-rich online “dashboard” giving consumers a clear overview of where their devices are located. A simple dial-up service is also available for users uncomfortable with computers, or without an Internet connection. The devices can be used anywhere in the world where there is GSM coverage.

For a high-resolution image of PocketFinder®, go to: http://www.u-blox.com/images/stories/pocketfinder.jpg.

About u-blox

u-blox is a leading fabless semiconductor provider of embedded positioning and wireless communication solutions for the consumer, industrial and automotive markets. Our solutions enable people, devices, vehicles and machines to locate their exact position and wirelessly communicate via voice, text or video. With a broad portfolio of GPS modules, cards, chips, and software solutions together with wireless modules and solutions, u-blox is uniquely positioned to enable OEMs to develop innovative solutions quickly and cost-effectively. Headquartered in Switzerland and with global presence in Europe, Asia and the Americas, u-blox employs 180 people. Founded in 1997, u-blox is listed on the SIX Swiss Exchange. (www.u-blox.com)

About Location Based Technologies

A publicly traded company (OTCBB:LBAS - News), Location Based Technologies, headquartered in Anaheim, CA, designs and develops leading-edge personal locator devices and services that incorporate patented, proprietary technologies designed to enhance and enrich the way businesses and families interact globally. For more information, visit www.pocketfinder.com.

Contact:

u-blox
Jean-Pierre Wyss, Chief Financial Officer
Phone: +41 (44) 722 74 20
e-mail: jean-pierre.wyss@u-blox.com
or
Thomas Seiler, Chief Executive Officer
Phone: +41 (44) 722 74 22
e-mail: thomas.seiler@u-blox.com
or
Nikolaos Papadopoulos, President u-blox America, Inc.
Phone: +1 703-483-3184
e-mail: nikolaos.papadopoulos@u-blox.com
or
Location Based Services
David Morse - Location Based Technologies,
Phone: +1 888-600-1044
e-mail: dave@pocketfinder.com
or
Glenn Busch, CFP - Northstar Investments - Investor Relations
Phone: +1 714-310-8641
e-mail: glenn@pocketfinder.com
or
Joe Daly, ESQ - NetGain
Phone: +1 866-635-0011, +1 760-942-4500
e-mail: investor@locationbasedtech.com

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